Exhibit 99.1

VBI Press Release

VBI Vaccines to Discuss the Manufacture of Enveloped Virus-like Particles at the Modern Vaccines Adjuvants & Delivery Systems Conference

CAMBRIDGE, MA (May 15th, 2015) – VBI Vaccines (Nasdaq: VBIV) (“VBI”) will deliver a presentation, Optimization of the Process for Making Clinical Supplies of an Enveloped Virus-like Particle for Cytomegalovirus, at the Modern Vaccines Adjuvants & Delivery Systems Conference (“MVADS”) on Monday, May 18th, 2015. The event is being held at the Leiden University Medical Center in The Netherlands.

A synopsis of the presentation, which will be delivered by Dr. Marc Kirchmeier, Ph.D., VBI’s Vice President of Formulation Development, will be made available following the event at: http://www.vbivaccines.com/wire/mvads-2015

VBI’s eVLP vaccine platform allows for the design of enveloped (“e”) virus-like particle (“VLP”) vaccines. eVLPs are an innovative new class of synthetic vaccines that are designed to closely resemble the structure of viruses. Because of their structural similarity to viruses found in nature, eVLPs are capable of imparting greater immunity than immunization with the same recombinant target protein alone. VBI is focused first on applying its eVLP technology to develop a prophylactic cytomegalovirus (“CMV”) vaccine.

“Following process improvements and innovations, VBI, with its third-party manufacturers, has demonstrated the ability to manufacture eVLPs at a 50L scale, which in terms of both yield and purity, we expect to be suitable for manufacture at a commercial scale,” said Dr. Kirchmeier. “This is a great stride forward in both our CMV program, and also in demonstrating the potential utility of our eVLP technology in manufacturing other highly potent vaccine and therapeutic candidates.”

With its eVLP technology, VBI has the ability to rationally design a vaccine by including different antigens and controlling their relative expression. However, because of their complexity, manufacturing eVLPs at 50L scale required the development of novel processes and controls, which will be described in VBI’s upcoming presentation.

MVADS, now in its fifth year, is an international conference that provides academic, industrial, governmental, and regulatory groups a forum to share the latest vaccine development strategies and research. To learn more, visit: http://bit.ly/mvads-2015

About VBI Vaccines Inc.

VBI Vaccines Inc. (“VBI”) is a biopharmaceutical company developing novel technologies that seek to expand vaccine protection in large underserved markets. VBI’s eVLP vaccine platform allows for the design of enveloped (“e”) virus-like particle (“VLP”) vaccines that closely mimic the target virus. VBI’s lead eVLP asset is a prophylactic Cytomegalovirus (“CMV”) vaccine; VBI has initiated work for GMP manufacturing of its CMV candidate for use in formal preclinical and Phase I trials. VBI’s second platform is a thermostable technology that enables the development of vaccines and biologics that can withstand storage or shipment at constantly fluctuating temperatures. VBI has completed proof of concept thermostability studies on a number of vaccine and biologic targets. VBI is headquartered in Cambridge, MA with research facilities in Ottawa, Canada.

Website Home: http://www.vbivaccines.com/

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Investors: http://ir.vbivaccines.com/

VBI Vaccines Inc. | 222 Third Street, Suite 2241 | Cambridge, MA 02142 | 617-830-3031 | info@vbivaccines.com

VBI Press Release

Company Contact

Perri Maduri, Communications Executive

Phone: (617) 830-3031 x124

Email: ir@vbivaccines.com

Investor Contacts

Robert B. Prag, President

The Del Mar Consulting Group, Inc.

Phone: (858) 361-1786

Email: bprag@delmarconsulting.com

Scott Wilfong, President

Alex Partners, LLC

Phone: (425) 242-0891

Email: scott@alexpartnersllc.com

Forward-Looking Statement Disclosure

This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including statements regarding the efficacy of potential products, the timelines for bringing such products to market, and the availability of funding sources for continued development of such products. Forward-looking statements are based on management’s estimates, assumptions, and projections, and are subject to uncertainties, many of which are beyond the control of VBI. Actual results may differ materially from those anticipated in any forward-looking statement. Factors that may cause such differences include the risks that potential products that appear promising to VBI cannot be shown to be efficacious or safe in subsequent preclinical or clinical trials, VBI will not obtain appropriate or necessary governmental approvals to market these or other potential products, VBI may not be able to obtain anticipated funding for its development projects or other needed funding, and VBI may not be able to secure or enforce adequate legal protection, including patent protection, for its products. All forward-looking statements included in this press release are made only as of the date of this press release, and VBI does not undertake any obligation to publicly update or correct any forward-looking statements to reflect events or circumstances that subsequently occur or of which we hereafter become aware.

More detailed information about VBI and risk factors that may affect the realization of forward-looking statements, including the forward-looking statements in this press release, is set forth in VBI’s filings with the Securities and Exchange Commission (the “Commission”). VBI urges investors and security holders to read those documents free of charge at the Commission’s Web site at http://www.sec.gov. Interested parties may also obtain those documents free of charge from VBI. Forward-looking statements speak only as to the date they are made, and except for any obligation under the U.S. federal securities laws, VBI undertakes no obligation to publicly update any forward-looking statement as a result of new information, future events or otherwise.

VBI Vaccines Inc. | 222 Third Street, Suite 2241 | Cambridge, MA 02142 | 617-830-3031 | info@vbivaccines.com

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